Exhibit 5.1
       Opinion of Gordon, Feinblatt, Rothman, Hoffberger & Hollander, LLC



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                                  LAW OFFICES
            GORDON, FEINBLATT, ROTHMAN, HOFFBERGER & HOLLANDER, LLC
                              THE GARRETT BUILDING
                            233 EAST REDWOOD STREET
                         BALTIMORE, MARYLAND 21202-3332

                                  410-576-4000
                                  ____________

                                Telex 908041 BAL
                                Fax 410-576-4246



410-576-4067
apoliakoff@gfrlaw.com





                                                   July 28, 1999



First United Corporation
19 South Second Street
Oakland, Maryland  21550

                  Re:   First United Capital Trust
                        Preferred Securities Offering

Ladies and Gentlemen:

         We have acted as counsel to First United Corporation (the "Company"), a Maryland corporation, in connection with the preparation and filing by the Company and First United Capital Trust (the "Trust") of a registration statement (the "Registration Statement") on Form S-3 under the Securities Act of 1933, as amended (the "Act"), with respect to the offer and sale of certain of the Trust's Preferred Securities (liquidation amount $10 per Preferred Security (the "Preferred Securities")) and certain of the Company's Junior Subordinated Debentures (the "Debentures") and the related Guarantee Agreement by and between the Company and Bankers Trust Company, as trustee (the "Guarantee"). In connection therewith, you have requested our opinion as to certain matters referred to below.

         In our capacity as such counsel, we have familiarized ourselves with the actions taken by the Company in connection with the registration of the Debentures and the Guarantee. We have examined the originals or certified copies of such other documents, including the Registration Statement and the amendments thereto, as we have deemed relevant and necessary as a basis for the opinions hereinafter expressed. In such examination, we have assumed the genuineness of all signatures on original documents and the authenticity of all documents submitted to us as conformed or photostatic copies, and the authenticity of the originals of such latter documents.

         Based upon and subject to the foregoing, we are of the opinion that:

         1. The Company is a corporation which has been duly formed and is validly existing under the laws of the State of Maryland. The Company has full power and authority to issue the Debentures and enter into the Guarantee.

         2. When issued (with respect to the Debentures), or executed and delivered (with respect to the Guarantee), as set forth in the Registration
Statement, the Debentures and the Guarantee will be valid and binding obligations of the Company.




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         The  foregoing  opinion is limited to the laws of the State of Maryland and the United States of America and we do not express any opinion herein concerning any other law. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof. The opinion may be relied upon exclusively by you and not by any other person without our prior written consent.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our Firm therein. In giving this opinion, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended.

                                        Very truly yours,


                                        GORDON, FEINBLATT, ROTHMAN,
                                        HOFFBERGER & HOLLANDER, LLC

                                        /s/ Abba David Poliakoff
                                        ----------------------------------------
                                        Abba David Poliakoff, Member



f7992.600





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